EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma combined consolidated financial statements present financial information from the Indevus and Valera unaudited pro forma combined consolidated statements of operations for the years ended September 30, 2006 for Indevus and December 31, 2006 for Valera and for the three months ended December 31, 2006 for Indevus and Valera and the unaudited pro forma combined consolidated balance sheet as of December 31, 2006 is based on the historical balance sheets of Indevus and Valera as of that date. The unaudited pro forma combined consolidated statement of operations is presented as if the merger had occurred on the first day of the period (i.e., October 1, 2005). The unaudited pro forma combined consolidated balance sheet gives effect to the transaction as if it occurred on December 31, 2006. The unaudited pro forma combined consolidated financial data are based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma combined consolidated financial data are not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor are they necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Indevus and Valera included in or incorporated by reference into this joint proxy statement/prospectus.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

(Amounts in thousands except share data)

	As of December 31, 2006
	Historical		Pro forma
	Indevus	Valera	Adjustments			Combined
ASSETS
Current assets:
Cash and cash equivalents	$73,367	$14,069	$			$87,436
Marketable securities	—	—		—		—
Accounts receivable, net	5,417	2,661		—		8,078
Inventories, net	1,585	5,911		950	(C)	8,446
Prepaid and other current assets	3,671	877		—		4,548

Total current assets	84,040	23,518		950		108,508
Property and equipment, net	904	7,849		405	(C)	9,158
Insurance claim receivable	1,258	—		—		1,258
Prepaid debt issuance costs	1,018	—		—		1,018
Inventories, net	1,812	—		—		1,812
Intangible assets, net	—	446		31,604	(A)	32,050
Other assets	2,420	152		1,200	(C)	3,772
Goodwill	—	—		29,770	(E)	29,770

Total assets	$91,452	$31,965		$63,929		$187,346

LIABILITIES
Current liabilities:
Accounts payable	$2,384	$2,594		$—		$4,978
Accrued expenses	12,517	3,318		10,956	(F),(G)	26,791
Accrued interest	2,075	—		—		2,075
Deferred revenue	15,766	—		—		15,766
Capital lease obligations—current	—	9		—		9

Total current liabilities	32,742	5,921		10,956		49,619
Convertible notes	72,000	—		—		72,000
Deferred revenue	117,561	300		(200	)(C)	117,661
Capital lease obligations—long term	—	13		—		13
Other	2,145	—		150	(C)	2,295
Minority interest	126	—		—		126

STOCKHOLDERS’ DEFICIT
Convertible preferred stock
Series B	3,000	—		—		3,000
Series C	500	—		—		500
Common stock, $.001 par value	56	15		(15	)(H)	56
	—	—		18	(H)	18
Additional paid-in-capital	346,296	79,316		(79,316	)(H)	346,296
	—	—		121,537	(H)	121,537
	—	—		4,602	(H)	4,602
Accumulated deficit	(482,974)	(53,600)		53,600	(H)	(482,974)
	—	—		(40,000	)(I)	(40,000)
	—	—		(6,194	)(F),(G)	(6,194)
	—	—		(1,208	)(J)	(1,208)

Total stockholders’ deficit	(133,122)	25,731		53,023		(54,368)

Total liabilities and stockholders’ deficit	$91,452	$31,965		$63,929		$187,346

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands except per share data)

	For the twelve months ended (1)
	Historical		Pro forma
	Indevus	Valera	Adjustments		Combined
Revenues:
Product revenue	$26,738	$17,845	$—		$44,583
Contract and license fees	23,714	121	—		23,835

Total revenues	50,452	17,966	—		68,418
Costs and Expenses:
Cost of product revenue	19,692	5,107	3,078	(B),(D)	27,877
Research and development	43,203	7,574	—		50,777
Marketing, general and administrative	36,009	20,372	—		56,381

Total costs and expenses	98,904	33,053	3,078		135,035
Loss from operations	(48,452)	(15,087)	(3,078)		(66,617)
Investment income	3,505	—	—		3,505
Interest (expense) income, net	(5,170)	941	—		(4,229)
Minority interest and other	(437)	—	—		(437)

Loss before income taxes	(50,554)	(14,146)	(3,078)		(67,778)
Provision for (benefit from) income taxes	—	(207)	—	(K)	(207)

Net loss	$(50,554)	$(13,939)	$(3,078)		$(67,571)

Net loss per common share, basic and diluted	$(1.02)	$(1.03)	$(0.17)		$(1.00)

Weighted average common shares outstanding, basic and diluted	49,411	13,580	18,194	(L)	67,605

(1)	As reported in Indevus’ audited Annual Report on Form 10-K for the year ended September 30, 2006. As reported in Valera’s audited Annual Report on Form 10-K for the year ended December 31, 2006.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF

OPERATIONS (Continued)

(Amounts in thousands except per share data)

	For the three months ended December 31, 2006
	Historical		Pro forma
	Indevus	Valera	Adjustments			Combined
Revenues:
Product revenue	$5,257	$3,196	$			$8,453
Contract and license fees	7,894	5		—		7,899

Total revenues	13,151	3,201		—		16,352
Costs and Expenses:
Cost of product revenue	4,276	1,110		532	(B),(D)	5,918
Research and development	9,919	1,860		—		11,779
Marketing, general and administrative	9,003	5,017		—		14,020

Total costs and expenses	23,198	7,987		532		31,717
Loss from operations	(10,047)	(4,786)		(532)		(15,365)
Investment income	1,040	—		—		1,040
Interest (expense) income, net	(1,292)	194		—		(1,098)
Minority interest and other	—	—		—		—

Loss before income taxes	(10,299)	(4,592)		(532)		(15,423)
Provision for (benefit from) income taxes	—	(191)		—	(K)	(191)

Net loss	$(10,299)	$(4,401)		$(532)		$(15,232)

Net loss per common share, basic and diluted	$(0.18)	$(0.29)		$(0.03)		$(0.21)

Weighted average common shares outstanding, basic and diluted	55,847	14,935		18,194	(L)	74,041

Note 1:

The allocation of the purchase price is preliminary and is based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation included within these unaudited pro forma combined consolidated financial statements is based upon a preliminary estimated purchase price of approximately $129.7 million. The exchange ratio for the merger will be determined shortly before the merger, and will be calculated based upon the volume weighted average of the closing prices of Indevus common stock during the 25 trading days ending five trading days prior to the date of the stockholders’ meeting to vote on the merger. For purposes of the unaudited pro forma condensed consolidated financial statements, we have assumed an exchange ratio for the merger of 1.1687 shares of Indevus common stock for each share of Valera common stock. Such exchange ratio was calculated assuming that the volume weighted average of the closing prices of Indevus common stock used to derive the exchange ratio was $6.63, which incorporates the average trading price of Indevus common stock for the 25 trading days ending five trading days prior to March 1, 2007 (a date selected by management to estimate the preliminary purchase price for the purpose of filing the registration statement of which this joint proxy statement/prospectus is part), and which assumes a $6.94 fair value of the Indevus common stock based on the average trading price of the Indevus common stock for the two full trading days prior to and subsequent to March 1, 2007. The merger also provides the Valera option holders the right to receive shares of Indevus stock as consideration for the cancellation of their Valera stock options. The number of Indevus shares which will be issued in exchange for such options also will be determined shortly before we complete the merger. For purposes of the unaudited pro forma condensed consolidated financial statements, we have assumed that the Valera options will be exchanged for approximately 681,000 shares of Indevus common stock, at a fair value of $6.76, based on the closing price of Indevus common stock on March 1, 2007, which aggregates $4.6 million, of which $3.4 million is additional purchase price and $1.2 million is non-cash compensation expense attributed to the issuance of Indevus shares to unvested Valera option holders. The purchase price also includes the estimated transaction costs to be paid by Indevus in connection with the merger. The preliminary purchase consideration is as follows:

Issuance of Indevus common stock to Valera stockholders (17.5 million shares at $6.94 per share)	$121,555
Fair value of Indevus common stock to be issued as consideration for cancellation of outstanding Valera stock options	3,393
Estimated Indevus transaction costs	4,762

Total preliminary purchase price	$129,710

Although the Valera stockholders will also receive CSRs, and the option holders who consent to the proposed treatment of such options will receive an unfunded and unsecured promise to receive shares of Indevus common stock pursuant to a formula specified in the Merger Agreement (“CSR Equivalents”), such CSRs and CSR Equivalents are contingent consideration, which is not reflected in the preliminary purchase price noted above but which will be reflected as additional purchase price when and if such contingencies are resolved and the CSRs and CSR Equivalents become issued or issuable. If all of the CSRs and CSR Equivalents were to be converted into Indevus common stock, based on the preliminary exchange ratios noted above, there would be approximately $56.6 million of additional purchase price resulting from this contingent consideration.

If the Indevus Common Stock Value is greater than $8.05 or less than $6.59, then the exchange ratio will be fixed at 0.9626 and 1.1766 shares, respectively, of Indevus common stock for each share of Valera common stock. Had such fixed ratios been considered in the preliminary purchase price consideration noted above, the number of Indevus issued shares would have ranged from 14.4 million to 17.6 million, and the fair value of these shares would have ranged from $100.1 million to $122.4 million, at an assumed fair value of $6.94.

Indevus has not completed its assessment of the fair value of the assets and liabilities assumed of Valera and the related business integration plans. The table below represents a preliminary allocation of the total consideration to Valera’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair values as of the date of the merger.

The amount of in-process research and development, identifiable intangible assets, and goodwill, as well as the estimated useful lives of these assets, will be determined upon completion of an appraisal and therefore, may be different from the amounts presented within these unaudited pro forma combined financial statements. To the extent the amounts and estimated useful lives are different, the unaudited pro forma combined consolidated financial statements could change significantly (i.e. upon receipt of FDA approval of one of Valera’s existing NDA applications prior to close of the merger). Assuming the purchase consideration does not change, the effect of any changes to the value of Valera’s net assets acquired would directly impact goodwill. The preliminary purchase price allocation is as follows (U.S. dollars, in thousands):

Net tangible assets acquired	$27,890
In-process research and development	40,000
Identifiable intangible assets	32,050
Goodwill	29,770

Total preliminary consideration	$129,710

Note 2:

Adjustments included in the unaudited pro forma combined consolidated balance sheets and unaudited pro forma combined consolidated statements of operations are summarized as follows:

A. To record the estimated valuation of identifiable intangible assets acquired and to eliminate Valera’s historical intangible assets. The fair value of identifiable intangible assets of $32.1 million was estimated using a discounted cash flow model.

B. To record amortization expense for identifiable intangible assets using an average estimated useful life of 14-18 years.

C. To record the fair value of tangible assets acquired and liabilities assumed, including fixed assets, inventory, investment in Spepharm Holding B.U., or Spepharm, deferred revenue and unfavorable lease obligations.

D. To record additional depreciation expense of $140,000 and $35,000 for the twelve months ended September 30, 2006 and for the three months ended December 31, 2006, respectively, resulting from the fixed asset fair value adjustments. To record additional cost of sales of $1 million for the twelve months ended September 30, 2006 resulting from the inventory fair value adjustment.

E. To record goodwill related to the merger of $29.8 million. Goodwill represents the difference between total preliminary consideration and identifiable tangible and intangible assets acquired, net of liabilities assumed.

F. To record the accrual of $4.5 million of Indevus transaction costs, included as a component of total purchase price, and $3.8 million of Valera transaction costs, expensed by Valera. These costs include, but are not limited to, fees for financial advisors, accountants and attorneys and other related costs.

G. To record the accrual of severance payments made by Indevus to certain Valera employees, estimated at $272,000, in addition to the accrual of severance costs for certain Valera employees to be paid by Valera prior to the close of the merger, estimated at $2.4 million. Because the $2.4 million paid by Valera will be expensed prior to the consummation of the deal and will not have a continuing impact, it is not reflected in the pro forma condensed statement of operations.

H. To eliminate Valera’s historical stockholders’ equity accounts. These adjustments also reflect the issuance of 18.2 million shares of Indevus’ $0.001 par value common stock with an estimated value of $126.2 million in exchange for all common stock of Valera, including an adjustment of $4.6 million to additional paid-in-capital to reflect the fair value of all Indevus shares to be issued by Indevus in the merger as consideration for the cancelled Valera options.

I. To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statement of operations. However, this item will be recorded as an expense immediately following the completion of the merger.

J. To record the noncash stock based compensation expense substantially related to the issuance of Indevus shares to unvested Valera option holders. This expense is a component of the $4.6 million of total value attributed to the fair value of the Indevus shares issued as consideration for the cancellation of Valera options.

K. The pro forma adjustments do not include any related income tax effects as Indevus provides a full valuation allowance on its deferred tax assets.

L. To record the issuance of Indevus shares to Valera stockholders and option holders in connection with the merger. Valera shares were exchanged using the balance of shares outstanding at the measurement date of March 1, 2007.

COMPARATIVE PER SHARE INFORMATION

The following table sets forth for the Indevus and Valera common stock certain historical, pro forma combined consolidated and pro forma equivalent per share financial information. The pro forma data in the table are derived from, and should be read in conjunction with, the “Unaudited Pro Forma Combined Consolidated Financial Information” and related notes thereto beginning on page 25. Indevus’ historical per share information is derived from the audited consolidated financial statements for the year ended September 30, 2006 contained in Indevus’ Annual Report on Form 10-K for the year ended September 30, 2006 and the unaudited consolidated interim financial statements for the three months ended December 31, 2006 contained in Indevus’ Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, both of which are incorporated by reference into this joint proxy statement/prospectus. Valera’s historical per share information is derived from the audited financial statements for the year ended December 31, 2006 contained elsewhere in this document.

The unaudited pro forma combined consolidated per share information does not purport to represent what the actual results of operations of the combined company would have been had the merger been in effect for the periods described below or to project the future results of the combined company after the merger.

Per Common Share Data	Indevus Historical	Valera Historical	Unaudited Pro Forma Combined Consolidated	Pro Forma Equivalent Per Valera Share (3)
For the twelve months ended September 30, 2006 and December 31, 2006 (1)
Net income (loss)
Basic	$(1.02)	$(1.03)	$(1.00)	$(1.17)
Diluted	$(1.02)	$(1.03)	$(1.00)	$(1.17)
As of and for the three months ended December 31, 2006
Net income (loss)
Basic	$(0.18)	$(0.29)	$(0.21)	$(0.24)
Diluted	$(0.18)	$(0.29)	$(0.21)	$(0.24)
Book value (2)	$(2.37)	$1.72	$(0.73)	$(0.85)

(1)	For Indevus, as of and for the fiscal year ended September 30, 2006. For Valera, as of and for the fiscal year ended December 31, 2006.
(2)	The historical book value per share is calculated by dividing stockholders’ equity by the number of shares outstanding at period end. The unaudited pro forma combined consolidated net book value per common share is computed by dividing the pro forma combined consolidated common stockholders’ equity by the pro forma combined consolidated number of Indevus common shares outstanding at period end, assuming the merger had occurred as of that date.
(3)	The pro forma equivalent per Valera share is calculated by multiplying the pro forma consolidated amounts by the assumed exchange ratio of 1.1687 shares of Indevus common stock for each share of Valera common stock, in order to equate the pro forma consolidated amounts to the respective values for one share of Valera common stock.